UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2013

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 26, 2013, Pervasive Software Inc. (“we,” “us,” “Pervasive” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”), dated March 26, 2013, with respect to the special meeting of Pervasive shareholders scheduled to be held on April 10, 2013 (the “Special Meeting”). As previously disclosed, on January 28, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Actian Corporation, a Delaware corporation (“Actian”), and Actian Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of Actian (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Actian.

As previously disclosed in the Definitive Proxy Statement, on January 30, 2013, a purported stockholder class action was filed in the Court of Chancery of the State of Delaware in connection with the announcement of the proposed Merger entitled The Joel Rosenfeld IRA. v. Pervasive, et al., Case No. 8265 (the “Delaware Lawsuit”). Two substantially similar actions were also filed in the District Court of Travis County, Texas. A class action petition titled Arunachalam v. Pervasive et al., was filed on January 30, 2013. A shareholder derivative petition titled Roselo v. Pervasive et al., was filed on February 7, 2013. Plaintiff in the Arunachalam and Roselo lawsuits (the “Texas Lawsuits”) each filed virtually identical amended class action petitions on March 1, 2013. On March 21, 2013, the Texas court entered an order consolidating the Texas Lawsuits as In re Pervasive Software Inc. Shareholder Litigation, Lead Cause No. D-1-GN-13-000352.

On April 3, 2013, the Company, Actian, Merger Sub, and plaintiffs in the Delaware Lawsuit and Texas Lawsuits (collectively, the “Actions”) reached an agreement-in-principle providing for the settlement of the outstanding litigation on the terms and conditions set forth in a memorandum of understanding (the “MOU”). Pursuant to the terms of the MOU, without agreeing that any of the claims in the Actions have merit or that any supplemental disclosure was required under any applicable statute, rule, regulation or law, the Company agreed to make certain supplemental and amended disclosures in this Current Report on Form 8-K. The MOU further provides that, among other things, (a) the parties to the MOU will enter into a definitive stipulation of settlement (the “Stipulation”) and will submit the Stipulation to the District Court of Travis County, Texas (the “Court”) for review and approval; (b) the Stipulation will provide for dismissal of the outstanding litigation on the merits; (c) the Stipulation will include a general release of defendants of claims relating to the transaction; and (d) the proposed settlement is conditioned on final approval by the Court after notice to Pervasive’s shareholders. There can be no assurance that the settlement will be finalized or that the Court will approve the settlement.

The settlement will not affect the timing of the Special Meeting or the amount of merger consideration to be paid to shareholders of Pervasive in connection with the proposed Merger.

Pursuant to the proposed settlement, we have agreed to make the amended and supplemental disclosures set forth below. Important information concerning the proposed merger is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

The Company and the other defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the referenced lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with any applicable fiduciary and other legal duties and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this Current Report on Form 8-K, the MOU or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

AMENDED AND SUPPLEMENTAL DISCLOSURE

In the settlement of the referenced lawsuits as set forth in this Current Report on Form 8-K, Pervasive agreed to make these amended and supplemental disclosures to the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, Pervasive makes the following amended and supplemental disclosures:

1. The section of the Definitive Proxy Statement entitled “The Merger – Background of the Merger” is amended and supplemented as follows:

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentences immediately following the sixth sentence of the third full paragraph on page 22:

The board reached this conclusion primarily because the Company’s research and development efforts and new product initiatives were still in the early stages of their commercial rollout and the board believed that the Company would have an opportunity to create greater stockholder value over the long term by remaining independent and seeking to capitalize on the results of these research and development efforts and new product initiatives.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by replacing the fourth sentence of the fourth full paragraph on page 22 with the following sentence:

After discussion, the board determined to defer any decisions regarding Parent’s proposal until it had obtained the advice of a financial advisor and did not reaffirm, abandon or otherwise modify the determinations it had made regarding Parent’s proposal during its August 6th meeting at this time.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following two sentences to the end of the fourth full paragraph on page 22:

The board chose to form a special committee comprised of two directors in order to facilitate the dual objectives of maintaining active board involvement in the process of evaluating a possible sale of the Company and enabling nimble decision-making in an unpredictable situation. The board believed that Messrs. Boucher and Hawn were appropriate members of this committee due to their combination of a deep understanding of the Company’s business and prospects and comparable experience evaluating the potential sale of a public company.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentences immediately following the fourth sentence of the first full paragraph on page 23:

Members of the committee were asked to review the preliminary valuation analysis in more detail over the weekend and provide Shea & Company with feedback so that Shea & Company could finalize and circulate the preliminary valuation analysis to the full board in advance of the scheduled meeting on September 12.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentences to the end of the second full paragraph on page 24:

Shea & Company noted that Parent had expressed interest in conducting confidential due diligence on the Company and participating in the Company’s potential sale process but was unwilling to sign the Company’s proposed NDA because it contained a “standstill” restriction that would have prohibited Parent from making an offer to acquire the Company directly to the Company’s stockholders even if the board did not support such an offer. The special transaction committee determined to exclude Parent from the Company’s potential sale process unless Parent accepted the Company’s proposed NDA (including the “standstill” restriction) in order to ensure that all prospective bidders in the Company’s potential sale process were being treated equally.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentences to the end of the third full paragraph on page 24:

Shea and & Company noted that Parent continued to reject the Company’s proposed NDA on the basis that it contained a “standstill” restriction.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentences to the end of the fourth full paragraph on page 24:

In particular, Parent’s comments on the Company’s NDA proposed to delete the “standstill” restrictions that the Company had been insisting upon from all prospective bidders as a condition to obtaining access to the Company’s confidential due diligence information.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by replacing the second sentence of the fifth full paragraph on page 24 with the following sentence:

Representatives of Shea & Company gave a presentation to the special transaction committee summarizing the status of their communications with each of the potential acquirers that had been contacted, including Parent’s desire to participate in the Company’s potential sale process but continued refusal to sign a “standstill” restriction.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentence to the end of the sixth full paragraph on page 24:

The special transaction committee discussed Parent’s continued interest in an acquisition of the Company but refusal to sign the Company’s NDA and “standstill” agreement.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentences to the end of the seventh full paragraph on page 24:

On October 18, 2012, prior to the due diligence meetings between the Company and the management of Party A, Party A executed a confidentiality agreement that contained a one-year standstill provision that prohibited Party A from requesting a waiver of the standstill obligations. The standstill provision does not apply in the event that the Company enters into a definitive agreement with respect to a merger, consolidation, recapitalization, liquidation, or similar transaction. Because the Company entered into a definitive agreement, Party A is no longer subject to the standstill provision.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by replacing the second, third, fourth and fifth full paragraphs on page 25 with the following paragraphs:

On November 16, 2012, Pervasive received a letter from Parent reaffirming their proposal to acquire all of the outstanding shares of the Common Stock of Pervasive for $9.00 per share, and including a markup of a draft merger agreement. In addition, Parent conveyed to Shea & Company its continuing refusal to sign the Company’s NDA and “standstill” agreement. The special transaction committee met with representatives of Shea & Company to discuss an update regarding progress of their outreach effort.

On November 20, 2012, Pervasive received a nonbinding letter from Party A proposing to acquire all of the outstanding shares of the Common Stock of Pervasive for $9.25 per share, and including a markup of a draft merger agreement. Party A’s mark-up of the draft merger agreement did not contain any financing related conditions and contemplated that Party A would fund the acquisition with its own cash on hand.

On November 26, 2012, representatives of Shea & Company provided updates to the special transaction committee regarding the outreach and bid solicitation process. During this meeting, representatives of Shea & Company and WSGR summarized the material terms of Party A’s nonbinding letter and merger agreement comments.

On November 30, 2012, representatives of Shea & Company provided updates to the special transaction committee regarding the outreach and bid solicitation process. During this meeting, the special transaction committee, Shea & Company and WSGR discussed various strategies to encourage Parent and Party A to increase their proposed offer prices for the Company. The special transactions committee considered the possibility that, in light of Parent’s publicly announced offer price of $9.00 per share, Party A would not increase its $9.25 per share offer price unless Parent publicly increased its offer price beyond $9.25 per share. The special transaction committee also considered the possibility that Parent might publicly withdraw from the bidding process, thereby creating a risk that Party A would then lower its proposed offer price for the Company. In light of these considerations and risks, the special transactions committee discussed various strategies to encourage Parent to increase its offer price for the Company in order to increase the likelihood that Party A would further increase its offer price for the Company.

Subsequent to the foregoing meeting, WSGR and Parent’s legal advisors discussed Parent’s willingness to sign the Company’s NDA if it contained a shorter “standstill” restriction period. After discussion, Parent agreed to sign the Company’s NDA containing a two-month “standstill” restriction, which was executed on December 3, 2012.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentence to the end of the sixth full paragraph on page 25:

Additionally, the board discussed generally the treatment of restricted stock awards and options in a potential acquisition of the Company.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentence to the end of the sixth full paragraph on page 26:

The primary issues of dispute between the parties consisted of the conditions to Parent’s obligations to complete the transaction and the circumstances under which Parent and the Company would have the right to terminate the merger agreement and abandon the transaction in the event that Parent did not receive the requisite third party financing for the transaction after all other closing conditions had been satisfied, as well as the fee that Parent would be required to pay the Company under such circumstances.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by replacing the second sentence of the fourth full paragraph on page 26 with the following sentence:

The update was primarily focused on the status of negotiations with Parent and Party A, including the material differences between the transaction terms and conditions proposed by each of the parties (i.e., price and the fact that Parent’s proposal was contingent on third party financing while Party A’s proposal was not so conditioned) and the recent communications with Party A noted in the preceding paragraph.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” by adding the following sentence immediately following the third sentence of the first full paragraph on page 27 with the following sentence:

The board reached this determination because all third parties contacted by Shea & Company throughout the Company’s potential sale process had either failed to respond to Shea & Company’s efforts to solicit their interest, affirmatively declined to participate in a potential acquisition of the Company or, in the case of Party A, seemingly withdrew from the Company’s sale process due to other priorities.

2. The section of the Definitive Proxy Statement entitled “The Merger–Opinion of Financial Advisor” is amended and supplemented as follows:

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinion of Financial Advisor” by replacing the fourth full paragraph on page 32, as well as the table and footnotes following that paragraph, with the following:

The two valuation multiples for each of the selected precedent M&A transactions are set forth below:

Target	Acquirer	EV/LTM Revenue	EV/LTM EBITDA(1)
Pardot	ExactTarget	8.6x	nm
Sensage	KEYW Corporation	2.0x	nm
UC4 Software Group	EQT Partners	3.5x	n/a
Servigistics	PTC	2.8x	n/a
Folhamatic Group	Sage Group plc	4.5x	28.1x
Esterel Technologies	ANSYS	2.8x	n/a
iContact	Vocus	3.5x	n/a
Convio (2)	Blackbaud	3.3x	25.9x
TaxACT	InfoSpace	3.7x	7.6x
DemandTec (2)	IBM	4.6x	nm
Mobile Complete (dba DeviceAnywhere)	Keynote Systems	3.0x	n/a
Multifamily Technology Solutions	RealPage	4.6x	nm
Global 360	Open Text	2.9x	n/a
dynaTrace software	Compuware	9.8x	n/a
Apache Design Solutions	ANSYS	6.1x	n/a
Interactive TKO	CA Technologies	8.5x	n/a
Clearwell Systems	Symantec	7.0x	n/a
Realm Solutions (ARGUS Software)	Altus Group	5.3x	15.1x
Amcom Software	USA Mobility	3.2x	13.6x
Tollgrade Communications (2)	Golden Gate Capital	1.4x	7.2x
Vocollect	Intermec	1.6x	n/a
All Selected Transactions
Minimum		1.4x	7.2x
Mean		4.4x	16.3x
Median		3.5x	14.4x
Maximum		9.8x	28.1x
Selected Transactions with Publicly Traded Target
Minimum		1.4x	7.2x
Mean		3.1x	16.6x
Median		3.3x	16.6x
Maximum		4.6x	25.9x
Pervasive (3)		2.3x	18.0x

(1)	Information not available with respect to 11 transactions, and transactions with a multiple of implied EV to LTM EBITDA greater than 50x were considered outliers and not meaningful and were not included in the data set.
(2)	Target company was publicly traded.
(3)	Based on the Merger consideration.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinion of Financial Advisor” by replacing the first table and footnotes on page 34 with the following table and footnotes:

The four valuation multiples for each of the selected public companies are set forth below:

Ratio	EV to Projected CY 2012 Revenue	EV to Projected CY 2013 Revenue	EV to Projected CY 2012 EBITDA(1)	EV to Projected CY 2013 EBITDA(1)
Industry Peers
Actuate Corporation	1.6x	1.5x	6.9x	7.1x
Axway Software SA	1.5x	1.4x	9.5x	8.2x
Informatica Corporation	4.4x	4.1x	16.0x	14.5x
Micro Focus International plc	4.1x	4.1x	9.6x	9.4x
Pegasystems Inc.	1.8x	1.7x	12.4x	11.2x
Progress Software Corporation (2)	3.6x	3.5x	10.8x	11.8x
Software AG	2.9x	2.8x	10.4x	9.6x
TIBCO Software Inc.	3.9x	3.6x	13.7x	12.5x
Minimum	1.5x	1.4x	6.9x	7.1x
Mean	2.9x	2.7x	10.8x	10.3x
Median	2.9x	2.8x	10.4x	9.6x
Maximum	4.4x	4.1x	16.0x	14.5x
Comparable Scale Software Vendors
F-Secure Corporation	1.6x	1.5x	7.9x	6.8x
FalconStor Software, Inc.	1.4x	1.2x	n/a	n/a
Guidance Software, Inc.	2.3x	2.1x	23.8x	16.4x
Intralinks Holdings, Inc.	1.7x	1.7x	10.4x	9.2x
Magic Software Enterprises Ltd.	1.1x	1.0x	n/a	n/a
Radware Ltd.	3.0x	2.7x	13.4x	10.6x
ReadSoft AB	0.7x	0.7x	7.1x	5.4x
Minimum	0.7x	0.7x	7.1x	5.4x
Mean	1.7x	1.6x	12.5x	9.7x
Median	1.6x	1.5x	10.4x	9.2x
Maximum	3.0x	2.7x	23.8x	16.4x
Pervasive (3)	2.3x	2.3x	18.0x	25.6x

(1)	Data for two companies in the comparable scale software vendor set was excluded from calculation of the minimum, mean, median and maximum because projected EBITDA was not available.
(2)	Data excludes the Shadow product line divested in October 2012 and the Actional, DataXtend, ObjectStore, Savvion and Sonic product lines sold in December 2012.
(3)	Based on the Merger consideration.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinion of Financial Advisor” by replacing the third full paragraph on page 38 with the following paragraph:

Shea & Company acted as Pervasive’s financial advisor in connection with the Merger and will receive an estimated advisory fee of approximately $1.7 million from Pervasive, all of which, except for the retainer fee and the opinion fee discussed below, is contingent upon the consummation of the Merger. Shea & Company is entitled to a fee of $350,000 for providing its opinion to our board of directors, which will be credited against the advisory fee. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in Shea & Company’s opinion. In addition, Pervasive agreed to pay Shea & Company a monthly retainer fee of $25,000 commencing on August 24, 2012, which was not contingent upon consummation of the Merger. The first three months’ retainer fees will be credited against the advisory fee described above. Pervasive has agreed to indemnify Shea & Company against certain liabilities and reimburse Shea & Company for certain expenses in connection with its services. Shea & Company has not, in the past two years, provided any services to any party to the Merger. Shea & Company may in the future, provide investment banking and financial advisory services to Pervasive, Parent and/or entities that are affiliated with Pervasive or Parent, for which Shea & Company would expect to receive compensation.

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company filed a definitive proxy statement with the SEC on March 26, 2013. The Company may file with the SEC other documents regarding the proposed transaction. The definitive proxy statement contains important informaiton about the proposed transaction. Investors and security holders of the Company are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company and the proposed transaction. The definitive proxy statement was mailed to Pervasive’s shareholders on or about March 26, 2013. Thedefinitive proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Pervasive Software Investor Relations at investor.relations@pervasive.com or via telephone at 800-287-4383. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers (which may be different than those of the Company’s stockholders generally) is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of the Company’s participants in the solicitation was included in the definitive proxy statement filed with the SEC on March 26, 2013 in connection with the proposed transaction. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Pervasive Software Investor Relations, at http://investor.pervasive.com.

Note on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Actian to successfully integrate the Company’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2012 and December 31, 2012, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ Randy Jonkers
Randy Jonkers Chief Financial Officer

Date: April 3, 2013